Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement by Precision Therapeutics Inc., on Amendment No. 2 of Form S-4 of our audit reports, dated August 30, 2018 (October 17, 2018, as to the effects of the restatement discussed in Note 3 and Note 5), relating to the consolidated financial statements of Helomics Holding Corporation and Subsidiaries as of December 31, 2017 and 2016 and for the year ended December 31, 2017 and the period from December 7, 2016 (inception) through December 31, 2016, and dated January 22, 2019, relating to the consolidated financial statements of Helomics Holding Corporation and Subsidiaries as of and for the nine-months ended September 30, 2018, appearing in the prospectus which are a part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Schneider Downs & Co., Inc.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania

January 24, 2019